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                                                                   EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into this 29th day of December, 1999, by and between Webhelp.com Inc., a Delaware corporation with its primary offices at One Dundas Street West, Suite 2500, Toronto Ontario M5G 1Z3 (the "Company), and Laura Hantho, an individual residing at 20 Bannon Avenue, Etobicoke Ontario, M8X 1T8 (the "Employee").

1.       EMPLOYMENT RELATIONSHIP.

Employee is hereby employed in the capacity of Chief Operating Officer until the termination of her employment pursuant to Section 3 hereof. Employee will faithfully, fully, and to the best of her ability, experience and talent perform and render such services and perform such duties for the Company as Chief Operating Officer as the CEO shall direct. Employee will devote her full business time, attention, knowledge and skill solely to the business of the Company and will not engage in any other business activities for compensation or profit. Upon the closing of the transaction described in Exhibit A, Employee shall be duly elected to the Board of Directors of the Company.

2.       COMPENSATION (US Dollars)

          2.1. As compensation for the performance of her duties, Employee will receive a salary at an annual rate of $170,000 payable in accordance with the Company's normal pay practices for a salaried employee.

          2.2. Employee shall receive an annual guaranteed bonus of $30,000, payable at the rate of $2,500 per month. Such amount shall be payable monthly on the Company's first normal pay date of each month, the first month of employment, and shall continue so long as the Employee remains employed hereunder.

          2.3. Employee shall be eligible for an incentive performance bonus for each calendar year of her employment, with such bonus for 1999, if any, prorated to reflect the number of days Employee is employed during such year.

          2.4. Employee will be entitled to participate in all fringe benefit programs now or hereafter made available to other salaried employees of the Company. A summary of benefits currently in effect is attached or has been previously provided to Employee. Employee shall be entitled to up to four (4) weeks of paid vacation per year.

          2.5. Company will reimburse Employee for all travel and business expenses incurred by her which are reasonable and necessary for carrying on the business of the Company. Expenses will be reimbursed after presentation by Employee of an itemized account of such expenses in form and substance satisfactory to the Company, and Company's determination that such expenditures were reasonable, ordinary and necessary.

3.       TERMINATION BY COMPANY OR BY EMPLOYEE

          3.1. Company may terminate Employee's employment at any time, with or without Cause (as defined hereunder). If Employee is terminated by Company other than


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               for Cause, she shall be entitled to receive salary continuously for the lesser of twelve (12) months or until she is gainfully employed.

          3.2. For purposes of this Agreement, termination for Cause is defined as (i) willful and continued failure by Employee to perform her duties as Chief Operating Officer of the Company; (ii) gross misconduct of Employee which is injurious to the Company; (iii) a material breach by the Employee of her obligations under Section 4 of this Agreement which is reasonably believed by the Company to have caused, or to be likely to cause, material harm to the Company, or (iv) conviction of a felony. Each of 3.2 (i) and (ii) shall be deemed to exist provided the Company has provided written notice to the Employee setting forth the perceived performance deficiencies and the steps needed to remedy those deficiencies and the Employee has failed to take immediate steps to remedy such deficiencies. If the Employee is terminated for Cause, no further salary, bonus, incentive performance bonus, or other compensation will be payable under this Agreement except for any amount of base salary and bonus which has accrued but not been paid prior to the date of termination.

          3.3. Employee may terminate her employment at any time with or without "Good Reason" as defined in Section 3.4. If the Employee terminates other than for Good Reason, no further salary, bonus, incentive performance bonus, or other compensation will be payable under this Agreement except for any amount of base salary and bonus which has accrued but not been paid prior to the date of termination.

          3.4. For purposes of this Agreement, termination for "Good Reason" is defined as (i) assignment to the Employee of demonstrably onerous or significantly demeaning on-going duties inconsistent with her status as Chief Operating Officer; (ii) reduction in her total compensation below the amounts required by Section 2.1 and 2.2; or (iii) failure to elect to or removal of the Employee from the Board of Directors. If the Employee resigns for Good Reason, she shall be entitled to receive salary continuation as provided in
               Section 3.6.

          3.5. The Employee's employment shall be automatically terminated upon the occurrence of either of the following events: (i) death of the Employee, and (ii) disability of the Employee, as defined in the long term disability policy carried by the Company for the Employee, or if no such policy exists, disability which causes the Employee to be unable to satisfactorily perform her job duties for a period of twelve (12) consecutive months as reasonably determined by the Company in its discretion. In such cases, no further salary, bonus or other compensation will be payable under this Agreement except for any amount of base salary and bonus which has accrued but not been paid prior to the date of the termination.

          3.6. If the Employee is terminated by the Company other than for Cause or if the Employee resigns for Good Reason, for the lesser of a period of twelve (12) months from the date her employment terminates or until she is gainfully employed, the Employee will be entitled to receive continuation of her annual base salary then in effect, together with continuation of life and health insurance benefits at the level in effect on the date of termination or resignation; provided, however, that any benefit payable hereunder shall terminate the date the Employee violates her covenants under Section 4 hereof. In the event the Company is unable to continue the Employee's participation in any such


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               insurance program after the date of such termination or
               resignation, the Company shall provide substantially equivalent insurance benefits or reimburse the Employee for the cost of acquiring substantially equivalent benefits.

4.       COVENANTS BY EMPLOYEE

          4.1. Definitions: As used in this Agreement, the following terms shall have the following meanings:

               4.1.1. "Confidential Information" includes trade secrets and all other information disclosed to or known by the Employee as a result of or through the Employee's employment by the Company, including information about the Company's processes, services or products, including all information related to research, development, inventions, production, purchasing, accounting, finances, engineering, marketing, merchandising, and customers' names and accounts but excluding general knowledge in the industry in which the Company is engaged.

               4.1.2. "Inventions" includes any discoveries concepts and ideas regardless of patentability, including but not limited to processes, methods, computer programs and techniques, as well as improvements thereof, concerning any activity of the Company that the Employee may become acquainted with as a result of employment by the Company.

          4.2. Other than as stipulated in Exhibit A, the Employee expressly agrees that, except as required in her duty to the Company, she will not at any time, in any fashion, either directly or indirectly, use, divulge, disseminate, disclose, lecture upon, publish articles concerning or communicate to any person, firm or corporation in any manner whatsoever any Confidential Information, without the prior express approval from the Company. The parties hereby stipulate that as between them, all Confidential Information is important, material and confidential and that the disclosure of such Confidential Information materially adversely affects the effective and successful conduct of business by the Company and its goodwill, and that any breach of the terms of this paragraph is a material breach thereof. The Employee agrees to sign any secrecy or nondisclosure agreement required by a customer of the Company as a condition of doing business with the Company, and to provide the Company with a signed copy of said agreement. Upon termination of her employment with the Company, the Employee shall leave with the Company all documents, records, notebooks and other repositories containing Confidential Information, including any and all copies thereof then in the Employee's possession whether prepared by him or others.

          4.3. Other than as stipulated in Exhibit A, the Employee agrees not to assert any rights to, and expressly assigns to the Company as the Company's exclusive property, all ideas, innovations, discoveries, improvements, Inventions, trademarks, computer programs and/or systems and other developments or improvements conceived by the Employee, alone or with others, during the term of her employment, whether or not during working hours, that are within the scope of the Company's business operations or that relate to any work or projects of the Company. The Employee agrees to assist the Company, at the Company's expense, to obtain patents or copyrights on any protectable ideas and Inventions, to obtain trademarks, to exploit other developments and to execute all documents


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               necessary to obtain such patents, copyrights, trademarks, or other developments in the name of the Company.

          4.4. The Employee agrees that during the term of this Agreement and for a period of one (1) year after the expiration of this Agreement or termination of her employment with the Company, without the prior written consent of the Company (which consent will not be unreasonably withheld), she will not directly or indirectly own, operate, manage, control, participate in the management or control of, be employed by act as a consultant for, provide or facilitate the provision of financing for, assist, or maintain or continue any interest whatsoever (other than stock ownership in any publicly owned company not exceeding five percent (5%) of the outstanding stock of such company) in any of the Company's customers, served by her or by any other principal or employee of the Company during the term of her employment with the Company, or in any enterprise in the United States or Canada engaged in a business that is directly competitive with the Company. Without implied limitation, the foregoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of herself or any competitor any officer or employee of the Company or any of its subsidiaries, encouraging for on behalf of herself or any competitor, any such officer or employee to terminate her or her relationship or employment with the Company or any of its subsidiaries, soliciting for or on behalf of herself or any competitor any person or entity which was a client of the Company or any of its subsidiaries, soliciting for or on behalf of herself or any competitor any person or entity which was a client of her employment with the Company, and diverting to any person or entity any client or business opportunity which relates to the business of the Company or any of its direct subsidiaries.

          4.5. The Employee expressly agrees that the terms and condition of this Section 4 shall remain in full force and effect during and after termination of this Agreement for a period of 18 months. The parties hereto agree and declare that monetary damages will be insufficient to fully compensate the Company for its losses in the event that the Employee breaches the covenants contained in this Section 4. Therefore, the Company will be entitled to enjoin the Employee from any threatened or actual violation of any covenant contained herein, and the Employee will not raise as a defense to any action or proceeding for an injunction the claim that the Company would be adequately compensated by monetary damages.

5.       DISPUTE RESOLUTION

          5.1. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement, or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
               Section 1-16, and judgement upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York City, New York.


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          5.2. Such proceedings shall be administered by the neutral arbitrator in accordance with J.A.M.S. Rules as the arbitrator deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

               5.2.1. Mandatory exchange of all relevant documents, to be accomplished within thirty (30) days of the initiation of the procedure;

               5.2.2. no other discovery;

               5.2.3. hearings before the neutral arbitrator which shall consist of a summary presentation by each side of no more than three 3 hours; such hearings to take place on one or two days at a maximum; and

               5.2.4. decision to be rendered not more than ten (10) days following such hearings.

6.       MISCELLANEOUS PROVISIONS

          6.1. Employee hereby represents and warrants that she is free to make this Agreement and the making hereof and/or performance hereunder by her will not violate the legal and/or equitable rights of any third party.

          6.2. This Agreement embodies the entire understanding of the parties and there are no promises, terms, covenants, conditions or obligations or other written, expressed or implied agreements other than those contained herein. No change or modification of the Agreement will be valid unless the same will be in writing and signed by both parties hereto.

          6.3. The failure of Company to act or exercise its rights under this Agreement upon the breach of any of the terms or conditions hereof by the Employee, shall not be construed as a waiver of such breach, nor prevent Company from hereafter enforcing strict compliance with any and all of the terms and conditions herein set forth. If any provision of the Agreement is declared void, all of the remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provisions shall be deemed dependent upon any other provision.

          6.4.

               6.4.1. The employment by Company of Employee is being effected because of Employee's special capabilities and qualifications and all of her rights, benefits and duties hereunder are, therefore, not assignable or transferable in any manner, except to the extent that any benefit hereunder may be payable to her estate.

               6.4.2. The Company's obligations and duties under this Agreement shall be binding upon any successor, and this Agreement shall inure to the benefit of and be enforceable by any such successor to the Company.

          6.5. This Employment Agreement will be construed and enforced in accordance with the laws of the State of New York.

          6.6. Employee certifies that she has read the entire contents of this Agreement before signing her name hereto, that she was encouraged and afforded sufficient opportunity by Employer to obtain legal advice prior to her executing this Agreement and that she fully understands all of the terms, conditions, and provisions set forth herein.

          6.7. If any provision of this Agreement shall be deemed unenforceable, prohibited, or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition, or invalidity, but no other provision of this


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               Agreement shall be invalidate thereby, and the remainder of this
               Agreement shall remain enforceable and in effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

     WEBHELP.COM INC.                                EMPLOYEE

     By:       /s/ Kerry Adler                   /s/ Laura Hantho
         ---------------------------       --------------------------------
                                                    Laura J. Hantho